UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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ACCEL ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2021
Dear Accel Entertainment Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Accel Entertainment, Inc. (the “Annual Meeting”), which will be held on Wednesday, May 5, 2021, at 1:00 p.m. Central Time. We intend to hold our annual meeting virtually, and the meeting will be accessible on the following website: http://www.virtualshareholdermeeting.com/ACEL2021. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required for our stockholders to gain access to any meeting held solely by means of remote communication.
At the Annual Meeting, we will ask you to elect two members of our board of directors and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
We have elected to provide access to the proxy materials over the internet, other than to those stockholders who requested a paper copy, under the Securities and Exchange Commission’s “notice and access” rules to reduce the environmental impact and cost of our Annual Meeting. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by telephone, or by mail, in accordance with the instructions included in the proxy materials.
On behalf of the board of directors, we would like to thank you for your continued interest and investment in Accel Entertainment, Inc.
Sincerely,
/s/ Andrew Rubenstein
Andrew Rubenstein
President and Chief Executive Officer

ACCEL ENTERTAINMENT, INC.
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, May 5, 2021 at 5:00 p.m. Central Time.

Place:	Virtual only: http://www.virtualshareholdermeeting.com/ACEL2021

Items of Business:	(1) To elect two Class II directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

(2) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

(3) To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	Holders of record of our common stock as of the close of business on March 16, 2021 will be entitled to notice of, and to vote at, the Annual Meeting.

Voting:	Your vote is very important. All stockholders as of the record date are cordially invited to attend the Annual Meeting and vote. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote during the meeting even if you have previously returned a proxy.
By Order of the Board of Directors,
/s/ Derek Harmer
Derek Harmer
General Counsel and Chief Compliance Officer
This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about March 24, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be held on May 5, 2021.
This proxy statement and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com and at www.accelentertainment.com on the “Investor Relations” page.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.
Annual Meeting of Stockholders

Date:	Wednesday, May 5, 2021
Time:	1:00 p.m., Central Time
Location:	Virtual only: http://www.virtualshareholdermeeting.com/ACEL2021
Record Date:	Tuesday, March 16, 2021
Voting:	Stockholders as of the record date are entitled to vote. Each share of Class A-1 common stock is entitled to one vote.
Proposals and Voting Recommendations

	Board Recommendation	Page
Election of Directors
Gordon Rubenstein	For	16
David W. Ruttenberg	For	16
Ratification of our independent registered public accounting firm	For	25
Voting Methods
You can vote in one of four ways:

•Visit www.proxyvote.com to vote VIA THE INTERNET

•Call 1-800-690-6903 to vote BY TELEPHONE

•Sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL

•Attend the meeting to vote DURING THE MEETING
To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 4, 2021. Stockholders may revoke their proxies at the times and in the manners described on page 8 of this proxy statement.
If your shares are held in “street name” through a bank, broker or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote during the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.

ACCEL ENTERTAINMENT, INC.
2021 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION

This Proxy Statement and the enclosed form of proxy are solicited on behalf of Accel Entertainment, Inc., a Delaware corporation, by our board of directors for use at the 2021 Annual Meeting of Stockholders (referred to as the “Annual Meeting”) and any postponements or adjournments thereof. The Annual Meeting will be held virtually on Wednesday, May 5, 2021, at 1:00 p.m. Central Time. The meeting will be accessible on the following website: http://www.virtualshareholdermeeting.com/ACEL2021. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required for our stockholders to gain access to any meeting held solely by means of remote communication.
Internet Availability of Proxy Materials
In accordance with rules adopted by the Securities and Exchange Commission (referred to as the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2020 Annual Report to our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2020 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.
These proxy solicitation materials are being first released on or about March 24, 2021 to all stockholders entitled to vote at the meeting.
Record Date
Stockholders of record at the close of business on March 16, 2021, which we have set as the record date, are entitled to notice of and to vote at the meeting.
Number of Outstanding Shares
On the record date, there were 93,379,508 outstanding shares of our Class A-1 common stock, par value $0.0001 per share.
Requirements for a Quorum
The holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of Class A-1 common stock held on all matters to be voted on at the meeting.
Votes Required for Each Proposal
Assuming that a quorum is present, directors shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Therefore, the two nominees who receive the greatest number of affirmative votes cast shall be elected as directors. We do not have cumulative voting rights for the election of directors.

The proposal to ratify KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 shall be decided by the affirmative vote of a majority of votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions, or a representative thereof, will tabulate the votes.
Our Board’s Recommendation for Each Proposal
Our board of directors recommends that you vote your shares:
•“FOR” each of the two Class II director nominees; and
•“FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Voting Instructions
You may vote your shares by proxy by doing any one of the following: vote via the Internet at www.proxyvote.com; call 1-800-690-6903 to vote by telephone; or sign, date and return your proxy or voting instruction card in the prepaid enclosed envelope to vote by mail. When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed.
If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted (1) “for” the election of each of the two Class II nominees for director set forth in this proxy statement, (2) “for” the proposal to ratify the appointment of KPMG LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and (3) as the persons specified in the proxy deem advisable in their discretion on such other matters as may come before the meeting. As of the date of this proxy statement, we have received no notice of any such other matters.
If you attend the Annual Meeting, you may vote during the meeting even if you have previously voted via the Internet or by phone or returned a proxy or voting instruction card by mail, and your vote during the meeting will supersede any vote previously cast.
Broker Non-Votes and Abstentions
If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”
The election of directors (“Proposal 1”) is a matter considered non-routine under applicable rules. Therefore, a broker, bank, or other nominee cannot vote without your instructions on Proposal 1; as a result, there may be broker non-votes on Proposal 1. For your vote to be counted in the above proposal, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting using the voting instruction form provided by your broker, bank, or other nominee.
The ratification of appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 2”) is a matter considered routine under applicable rules. A broker, bank, or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.
Each broker non-vote and abstention is counted for determining the presence of a quorum. The election of directors requires a plurality of votes cast. Abstentions and broker non-votes have no effect on the determination of whether a director nominee has received the vote of a majority of the shares of common stock present or represented by proxy and cast at the meeting. However, abstentions and broker non-votes could prevent the approval of Proposal 2 as they have the same effect as votes “against” such proposal because they represent shares present and entitled to vote that are not voted in favor of such proposal.
Revoking Proxies
Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy (via internet, telephone or mail) bearing a later date, or by attending the meeting and voting during the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting.
Election Inspector
Mathew Ellis of the Company has been selected to serve as the election inspector. Votes cast by proxy or in person at the meeting will be tabulated by such election inspector, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote.
Voting Results
The final voting results from the Annual Meeting will be included in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.
Costs of Solicitation of Proxies
We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We do not expect to engage or pay any compensation to a third-party proxy solicitor.
Householding
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials, and as applicable, any additional proxy materials that are delivered. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs and fees. Upon written request, we will promptly deliver a separate copy of the Notice or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or Annual Report or, if applicable, the printed proxy materials, please notify us by sending a written request to our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527. Street name stockholders may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Availability of our Filings with the SEC and Additional Information
Through our investor relations website, www.accelentertainment.com under the “Investor Relations” page, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 16, 2021. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our General Counsel and Chief Compliance Officer at our executive offices set forth in this proxy statement.
This proxy statement and our 2020 Annual Report to Stockholders are also available at: http://www.proxyvote.com.
All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.
The Class A-1 common stock of the Company is listed on the New York Stock Exchange (the “NYSE”), and reports and other information on the Company can be reviewed at the office of the NYSE.
Information Deemed Not Filed
Our 2020 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our Company but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
Other Information
We were originally incorporated in the Cayman Islands on February 14, 2017 as TPG Pace Holdings Corp. (“Pace”), as a special purpose acquisition company (“SPAC”), formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On June 30, 2017, Pace consummated its initial public offering (the “IPO”), following which its shares began trading on the NYSE. On November 20, 2019 (the “Closing Date”), in a transaction referred to as the “Business Combination,” Pace combined with Accel and re-domesticated as a Delaware corporation.
In connection with the closing of the Business Combination, the (“Closing”) Pace changed its name to “Accel Entertainment, Inc.” and its trading symbols on the NYSE from “TPGH” to “ACEL.”
As used in this proxy statement, unless the context otherwise requires, “Pace” refers to the registrant prior to the Closing, and “we,” “us,” “our,” “Accel,” and the “Company” refer to the registrant and, where appropriate its subsidiaries following the Closing.

CORPORATE GOVERNANCE
Our Board
Our business and affairs are overseen by our board of directors, which currently consists of seven members. Set forth below is biographical information for each of our current directors.

Name	Age	Titles	Director Since
Andrew Rubenstein	52	Chief Executive Officer, President and Director	2010
Karl Peterson [2,3,4,5]	50	Chairman and Director	2017
Gordon Rubenstein	49	Vice Chairman and Director	2010
Kathleen Philips [1,2,3,5]	54	Director	2017
David W. Ruttenberg [1,3,4]	79	Director	2010
Eden Godsoe [1,2,4]	51	Director	2019
Kenneth B. Rotman	54	Director	2019
Dee Robinson[3,4]	60	Director	2020
(1)Member of the audit committee
(2)Member of the compensation committee
(3)Member of the nominating and governance committee
(4)Member of the compliance committee
(5)Mr. Peterson and Ms. Philips joined the board of Pace in 2017 and joined the board of Accel in connection with the Business Combination in 2019.
Andrew Rubenstein has served as Accel’s Chief Executive Officer, Chairman (prior to the Business Combination) and a director since January 2010. Mr. A. Rubenstein is also a Manager of Accel Entertainment Gaming, LLC, a subsidiary of Accel and a regulated gaming entity in the state of Illinois (“Accel Gaming”). In 2009, Mr. A. Rubenstein founded Accel and served as founding chairman of the Accel Board (as defined in “Certain Relationships and Related Transactions”). Prior to serving as Accel’s founding chairman, Mr. A. Rubenstein was a co-owner and an executive of Seven, LLC and was an owner and operator of the largest liquor store chain in central Illinois by revenue, Super Liquors, Inc. Mr. A. Rubenstein is a graduate of Brandeis University where he earned a Bachelor of Arts degree, with honors, in Economics and Master of Arts degree in International Finance and Economics. We believe that Mr. A. Rubenstein’s prior experience as Accel’s founder and CEO makes him well qualified to serve as a member of our Board.
Karl Peterson is a Senior Partner of TPG and Managing Partner of TPG Pace Group, the firm’s effort to sponsor special purpose acquisition companies and other permanent capital solutions for companies. Mr. Peterson served as a director, President and Chief Executive Officer of Pace from February of 2017 through the consummation of the Business Combination. Previously, he served as a director, President and Chief Executive Officer of Pace Holdings Corp. from its inception in 2015 through its business combination with Playa Hotels & Resorts B.V. in March of 2017.
From 2010 through 2016, Mr. Peterson was Managing Partner of TPG Europe LLP. Since rejoining TPG in 2004, Mr. Peterson has led investments for TPG in technology, media, financial services, and travel sectors. Prior to 2004, he was a co-founder and the president and chief executive officer of Hotwire.com and served as the company’s President and Chief Executive Officer. He led the business from its inception through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995 he was a financial analyst at Goldman Sachs & Co. LLC. Mr. Peterson is currently a director of Sabre Corporation and Playa Hotels & Resorts B.V.
Mr. Peterson is a graduate of the University of Notre Dame, where he earned a Bachelor of Business Administration Degree with High Honors. Mr. Peterson is well-qualified to serve as a director because of his significant directorship experience, his broad experience in the technology, media, financial services and travel sectors and his previous role as a director of Pace Holdings Corp.
Gordon Rubenstein is Co-Founder and Vice-Chairman of Accel and the Co-Manager of Accel Entertainment Gaming, LLC. Additionally, he is Managing Partner of Raine Ventures where he leads the Raine Group’s venture capital platform. Prior to joining Raine in 2013, Mr. G. Rubenstein founded and managed Pacific Partners, an operationally-focused venture capital partnership with backing from George Soros, Sam Zell, leading technology executives and entrepreneurs as well as partners from KKR, Silver Lake and Freeman Spogli. In addition, Mr. G. Rubenstein co-founded Astro Gaming (acquired by Skullcandy (Nasdaq: SKUL)), and Rave Digital Media (acquired by AMC Entertainment). Currently, Mr. G. Rubenstein serves on the boards of directors of Tastemade Inc., Happn and TVTime. Additionally, Mr. G. Rubenstein served on the board of directors of Cheddar until stepping down after its sale to Altice (ATUS). In addition, he is an observer to several other Raine Venture partner company boards. Mr. G. Rubenstein has an A.B. from the University of Michigan. He serves on the San Francisco Education Fund Leadership Counsel and lives in San Francisco with his wife and three children. We believe that Mr. Gordon Rubenstein’s experience as the Managing Partner of Raine Ventures and experience with high growth companies, as well as his experience as a co-founder of Accel make him well qualified to serve as a member of our Board.
Kathleen Philips served as a director of Pace from June 2017 through the consummation of the Business Combination. Ms. Philips has served as an advisor at Zillow Group, Inc. since January 2019. During her tenure with Zillow Group, Ms. Philips has held many leadership positions, including chief legal officer from September 2014 until December 2018, secretary from July 2010 until December 2018, chief financial officer and treasurer from August 2015 until May 2018, chief operating officer from August 2013 to August 2015 and general counsel from July 2010 to September 2014. Prior to joining Zillow Group, Ms. Philips served as general counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as general counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as general counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as general counsel at Hotwire, Inc. from 2001 to 2004 and as its corporate counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago. Ms. Philips is well-qualified to serve as a director because of her senior management experience at a growth-oriented, publicly-traded company.
David W. Ruttenberg has served as Accel’s director since 2010, and served as Chairman of the compensation committee of the Accel Board until the consummation of the Business Combination. Mr. Ruttenberg founded and served as Chairman of Belgravia Group Limited, a real estate development company, since 2014. In addition, Mr. Ruttenberg is the founder and President of Lakewest, Inc. (a real estate investment company), President of Lakeden Ltd. (a real estate investment company), Partner of Lakewest Venture Partners (a venture investment company), Ruttenberg, Gilmartin and Reis LLC (law firm) and President of David C. & Sarajean Ruttenberg Arts Foundation (a private operating foundation). Mr. Ruttenberg received his Bachelor of Science degree in Economics from Cornell University and his Juris Doctor degree from Northwestern School of Law. We believe that Mr. Ruttenberg’s business expertise, financial acumen and business industry contacts make him well qualified to serve as a member of our Board.
Eden Godsoe is currently the Vice President of Operations at Zeus Living. In this role, Ms. Godsoe manages all aspects of operations including customer experience, field operations and supply chain. Prior to joining Zeus Living, Ms. Godsoe served as Vice President of Strategy and Market Effectiveness at Sunrun where she was responsible for setting the corporate strategy and operating plan as well as implementing growth and margin initiatives. Prior to Sunrun, Ms. Godsoe was the Founder and CEO of two startups—FaveRave, an employee engagement and workforce insights platform, and SkinnyScoop, a consumer polling and social curation platform. Earlier in her career, Ms. Godsoe was the Director of Sales, Marketing and Customer Service at Comcast and Director of Product Management and Marketing at Covad Communications. Ms. Godsoe began her career as an M&A financial analyst at Morgan Stanley. Ms. Godsoe holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics and Philosophy from the University of Western Ontario. She currently serves on the board of SMART, a San Francisco non-profit, and has previously served on the board of the Stanford Business School Fund. We believe that Ms. Godsoe’s extensive operational experience and business expertise make her well qualified to serve as a member of our Board.
Kenneth B. Rotman is the Chief Executive Officer and Managing Director of Clairvest Group Inc., a publicly-traded Toronto-based private equity firm (Toronto Stock Exchange: CVG). He has more than 25 years of experience as a private equity investor. Prior to joining Clairvest in October 1993, Mr. Rotman spent just under three years at E. M. Warburg, Pincus & Co. where Mr. Rotman principally focused on media, communications and manufacturing transactions in North America and the United Kingdom. In addition to serving on the board of directors of Clairvest, he has participated on the boards of numerous public and private companies, including: Also Energy, MAG Aerospace, Discovery Air, Top Aces, Light Tower Rental, PEER 1 Network Enterprises, Hudson Valley Waste, Shepell•fgi, Sparkling Spring Water and Winters Brothers Waste Systems. Mr. Rotman also serves on the board of directors of numerous charitable organizations. He earned a B.A. from Tufts University in 1988, a M.Sc. from the London School of Economics in 1989 and a M.B.A. from New York University Stern School of Business in 1991. We believe that Mr. Rotman’s experience with Clairvest Group Inc., and extensive experience as a private equity investor make him well qualified to serve as a member of our Board.
Dee Robinson is the founder and CEO of Robinson Hill, Inc., a Chicago-based concessions management firm founded in 1995 with locations in non-traditional venues focusing on airports. Prior to Robinson Hill, Ms. Robinson founded product merchandiser Unity Square, which sold ethnic-inspired products through a strategic partnership with Sears, Roebuck and Company. She has also served as an advertising executive for Leo Burnett and an associate product director for Johnson and Johnson Consumer Products Company, with additional experience in commercial banking at Ameritrust and Northern Trust. Ms. Robinson holds an M.B.A. from Northwestern University, Kellogg School of Management and a B.A. from the University of Pennsylvania. We believe that Ms. Robinson’s commercial success and gaming experience make her well qualified to serve as a member of the Company Board.
Board Structure
Our amended and restated certificate of incorporation and our amended and restated bylaws provide for a classified board of directors with staggered three-year terms, consisting of the three classes as follows:

Class	Director	Independent
Class I (term expires at 2023 annual meeting)	Andrew Rubenstein	No
	Karl Peterson	Yes
	Dee Robinson	Yes

Class II (term expires at 2021 annual meeting)	Gordon Rubenstein	No
	David W. Ruttenberg	Yes

Class III (term expires at 2022 annual meeting)	Eden Godsoe	Yes
	Kathleen Philips	Yes
	Kenneth B. Rotman	Yes

Our board of directors has determined that Messrs. Ruttenberg, Rotman and Peterson and Mses. Godsoe, Robinson and Philips each qualify as an “independent director,” as defined in the corporate governance rules of the NYSE.
Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.
Board Leadership Structure
Currently, our leadership structure separates the roles of Chairman of the Board and Chief Executive Officer, with Mr. A. Rubenstein serving as our Chief Executive Officer and Mr. Peterson serving as our Chairman of the Board. Our board believes that separating these roles provides the appropriate balance between strategy development, flow of information between management and the board of directors, and oversight of management. We believe this provides guidance for our board of directors, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders. As Chairman, Mr. Peterson, among other responsibilities, presides over regularly scheduled meetings of the board, serves as a liaison between the directors, and performs such additional duties as our board of directors may otherwise determine and delegate. By having Mr. Peterson serve as Chairman of the Board, Mr. A. Rubenstein is better able to focus his attention on running our Company. Additionally, Mr. Gordon Rubenstein serves as the Vice Chairman of the Board. His responsibilities as Vice Chairman include acting as a resource to other members of the Board in respect of industry practices, competitive landscape, regulatory issues, business opportunities and other matters, and leading Board meetings in conjunction with the Chairman of the Board, Mr. Peterson, or acting in such capacity in his absence.
The Board’s Role in Risk Oversight
Although our management is primarily responsible for managing our risk exposure on a daily basis, our board of directors oversees the risk management processes. Our board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board administers this risk management oversight function, our Audit Committee supports our board in discharging its oversight duties and addresses risks inherent in its area.
Hedging Policy
Our insider trading policy prohibits Accel employees, officers and directors from engaging in hedging or monetization transactions involving Accel securities, including, among other things, zero-cost collars and forward sale contracts or the contribution of Accel securities to exchange funds that could be interpreted as having the effect of hedging in Accel securities. Additionally, our insider trading policy prohibits Accel employees, officers and directors from engaging in transactions involving options or other derivative securities on Accel’s securities, such as puts and calls, whether on an exchange or in any other market, engaging in short sales of Accel’s securities, including short sales “against the box”, and using or pledging Accel securities as collateral in a margin account or as collateral for a loan.
Board Participation
Our board of directors held 12 meetings in fiscal year 2020. During fiscal year 2020, all of our directors attended all of the meetings of our board of directors and of the committees on which he or she serves or served. All of our directors attended the 2020 Annual Meeting of Stockholders.
Director Independence
NYSE listing standards require that a majority of a company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Ruttenberg, Rotman and Peterson and Mses. Godsoe, Robinson and Philips have been determined by the Board to be independent pursuant to the NYSE listing rules.

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics applicable to all of our directors, officers and employees. Our code of business ethics and conduct is available on our website, at www.accelentertainment.com on the “Investor Relations” page. Any waiver for a director or an executive officer will be disclosed as required by applicable laws, rules and regulations.
Board Committees
Our board of directors has the authority to appoint committees to perform certain oversight and other functions as directed by the board. Our board of directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Compliance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors.
Audit Committee
Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the Audit Committee is responsible for the following:
•selecting a firm to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements, evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, the Company’s interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of the Company’s internal controls and internal audit function:
•reviewing proposed waivers of the global code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the board of directors);
•reviewing material related party transactions or those that require disclosure;
•preparing the audit committee report required by the SEC to be included in our annual proxy statement; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee has the authority to retain advisors as the committee deems appropriate. Our Audit Committee is comprised of Ms. Philips, the chair of the committee, Ms. Godsoe and Mr. Ruttenberg. All members of our Audit Committee qualify as independent directors according to the rules and regulations of the SEC and the NYSE with respect to audit committee membership. Ms. Philips is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our Audit Committee has a written charter that sets forth our Audit Committee’s purpose and responsibilities.
Compensation Committee
Our Compensation Committee adopts, administers and reviews the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. Our Compensation Committee also oversees succession planning with respect to our management team. Pursuant to its written charter, the Compensation Committee may delegate its authority to subcommittees, may delegate to management the administration of the Company’s cash-based and equity-based compensation plans, and may delegate to the company’s Chief Executive Officer, in connection with other officers, the authority to approve cash awards or make grants of certain equity awards. Our Compensation Committee is also responsible for the duties set forth in its written charter, including:
•reviewing and approving the compensation of the Company’s executive officers ;
•evaluating the performance of the Company’s chief executive officer in light of the Company’s goals and objectives;
•reviewing and recommending to the Company Board the compensation of the Company’s directors;
•administering the Company’s cash and equity incentive plans;
•reviewing and approving, or making recommendations to the Company Board with respect to, incentive compensation and equity plans; and
•reviewing the Company’s overall compensation philosophy and policies.
Our Compensation Committee is comprised of Ms. Godsoe, the chair of the committee, Mr. Peterson and Ms. Philips. Mr. Peterson and Mses. Godsoe and Philips are independent directors according to the rules and regulations of the SEC and the NYSE with respect to compensation committee membership. Our Compensation Committee has a written charter that sets forth the Compensation Committee’s purpose and responsibilities.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our board of directors, identification, evaluation and nomination of director candidates and the structure and composition of committees of our board of directors. In addition, our nominating and corporate governance is responsible for:
•identifying and recommending candidates for membership on the Company Board;
•recommending directors to serve on board committees;
•reviewing and recommending the Company’s corporate governance guidelines and policies;
•reviewing senior management succession, including with respect to the chief executive officer;
•evaluating, and overseeing the process of evaluating, the performance of the Company Board and individual directors; and
•assisting the Company Board on corporate governance matters.
Our Nominating and Governance Committee has the authority to retain advisors as the committee deems appropriate. Our Nominating and Governance Committee is comprised of Mr. Peterson, the chair of the committee, Mr. Ruttenberg, Ms. Robinson and Ms. Philips. Our Nominating and Governance Committee has a written charter that sets forth the committee’s purpose and responsibilities.
Compliance Committee
Our Compliance Committee is responsible for:
•ensuring compliance with gaming laws, regulations, policies applicable to the operations of the Company in all jurisdictions in which it conducts business;
•providing appropriate reports to gaming authorities advising the authorities of the Company’s compliance efforts;
•performing due diligence in respect of proposed transactions and associations; and
•collecting information from gaming authorities to help the Company maintain and enhance its compliance with gaming laws and regulations.
Our Compliance Committee is comprised of Mr. Ruttenberg, the chair of the committee, Mr. Peterson, Ms. Robinson and Ms. Godsoe. Our Compliance Committee has a written charter that sets forth the committee’s purpose and responsibilities.

Identifying and Evaluating Director Candidates
Our Nominating and Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors. Stockholders wishing to recommend director candidates for consideration by the Nominating and Governance Committee may do so by writing to the General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527, and giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.
With the goal of developing an experienced and highly qualified board of directors, our Nominating and Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess. Such factors include independence, integrity, diversity, age, skills, financial and other expertise, breadth of experience, knowledge about the Company’s business or industry and willingness and ability to devote adequate time and effort to Board responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board’s overall effectiveness and needs of the Board and its committees.
Board Diversity
While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our board of directors. To accomplish that objective, the Nominating and Governance Committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill, and other qualities in the context of the needs of our board of directors. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The Nominating and Governance Committee evaluates its effectiveness in achieving diversity on the board of directors through its annual review of board member composition.
Availability of Corporate Governance Information
Our board of directors has adopted charters for our Audit, Compensation, Nominating and Governance and Compliance Committees describing the authority and responsibilities delegated to the committee by our board of directors. Our board of directors has also adopted a code of ethics that applies to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. We post on our website, at www.accelentertainment.com on the “Investor Relations” page, the charters of our Audit, Compensation, Nominating and Governance and Compliance Committees and the code of business conduct and ethics referenced above. A copy of the code of ethics has been provided to each member of our management team. We intend to disclose any amendments to our code, or any waivers of its requirements, on our website to the extent required by applicable SEC or NYSE rules. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527.
Communications with our Board of Directors
Stockholders and other interested parties wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, and mailing the correspondence to our General Counsel and Chief Compliance Officer at 140 Tower Drive, Burr Ridge, Illinois 60527. All such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

PROPOSAL 1: ELECTION OF DIRECTORS
Nominees
Our Nominating and Governance Committee recommended, and the board of directors nominated:
•Gordon Rubenstein
•David W. Ruttenberg
as nominees for election as Class II members of our board of directors. Mr. Gordon Rubenstein is presently a Class II director of our Company and Vice Chairman of our board of directors and Mr. David Ruttenberg is currently a Class II director of our Company. Each nominee and has consented to serve a three-year term if elected, concluding at the 2024 annual meeting of stockholders. Biographical information about each of our directors, including Mr. Rubenstein and Mr. Ruttenberg, is contained in the section above. At the Annual Meeting, two directors will be elected to our board of directors.
Required Vote
The two nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” each of these two nominees.
Recommendation of the Board
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTOR COMPENSATION
Non-employee directors all receive an annual cash retainer of $60,000, payable quarterly, a restricted stock unit grant with a grant date value of $100,000 that vests annually and reimbursement of expenses relating to attendance at board and committee meetings. Our non-employee directors other than our Vice Chairman receive a restricted stock unit award with a grant date value of $100,000 that vests annually. In recognition of the additional leadership responsibilities and substantial time requirements of the Vice Chairman role, Gordon Rubenstein receives a restricted stock unit award with a grant date value of $300,000, in addition to his annual cash retainer. Mr. Peterson agreed to waive all non-employee director compensation in 2020.
Members of our Audit Committee receive an additional annual cash retainer of $5,000 and the chairperson of our Audit Committee receives an additional cash retainer of $25,000. Members of our Compensation Committee receive an additional annual cash retainer of $5,000. The chairperson of our Compensation Committee receives an additional cash retainer of $20,000. Members of our Nominating and Governance Committee receive an additional annual cash retainer of $5,000. Members of our Compliance Committee receive an additional annual cash retainer of $5,000 and the chairperson of our Compliance Committee receives an additional cash retainer of $15,000. The Company’s non-employee directors may elect to defer receipt of payment of their annual cash retainer and chair and committee member fees in the form of Company restricted stock units.
In addition, on February 27, 2020, our board of directors approved the entry by the Company into an advisor agreement with Gordon Rubenstein, pursuant to which Gordon Rubenstein will serve as a strategic advisor to the Company and consult with and advise the Company’s senior management regarding, among other things, industry trends and opportunities, recruitment of executive leadership and other strategic aspects of the Company’s business, based on his particular industry knowledge and insight. As compensation for the services to be provided by Gordon Rubenstein pursuant to his advisor agreement, our board of directors approved a grant to Gordon Rubenstein of 90,000 stock options and 60,000 restricted stock units, which will vest over a 5-year period subject to Gordon Rubenstein’s continued service to the Company pursuant to the Advisor Agreement.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 16, 2021:

Name	Age	Titles	Officer Since
Andrew Rubenstein	52	Chief Executive Officer President	2010
Brian Carroll	58	Chief Financial Officer	2014
Derek Harmer	53	General Counsel and Chief Compliance Officer	2012
Mark Phelan	52	Chief Revenue Officer	2019
Michael Marino	41	Chief Commercial Officer	2020
Ryan Hammer	44	President, Gaming Operations	2020
Andrew Rubenstein’s biography is set forth under the heading “Our Board” above.
Brian Carroll has served as Accel’s Chief Financial Officer since 2014. Prior to joining Accel in 2014, Mr. Carroll was the Chief Executive Officer of Calumet Holdings International (a photographic and lighting retailer and manufacturer) consisting of 7 operating companies throughout the U.S, China and the balance throughout Europe. Prior to joining Calumet, Mr. Carroll served as Vice President of Finance for Chef Solutions Holdings—a food manufacturing subsidiary of Lufthansa Airlines which was then sold to the private equity arm of Jay Alix Partners (American consulting firm best known for its work in the turnaround space.). Prior to joining Chef Solutions, Mr. Carroll was the principal for LCK Consulting which provided complex financial and litigation-related consulting. Additionally, from 2002 to 2004 Mr. Carroll was appointed as Special Master mediating complex financial litigation for the United States District Court for the Southern District of Ohio. Mr. Carroll is a C.P.A., and holds a Bachelor of Business Administration degree in Finance from Loyola University Chicago, a Master of Business Administration degree from DePaul University and a Juris Doctor degree from University of Illinois-Chicago John Marshall Law School.
Derek Harmer has served as Accel’s General Counsel, Chief Compliance Officer and Secretary since 2012, and currently serves as Secretary of the Company. Mr. Harmer has served as Vice President and Secretary of the Illinois Gaming Machine Operators Association for the past four years. Prior to joining Accel in 2012, Mr. Harmer was the President of Stadium Technology Group, a software and systems company dedicated to creating race and sports book management systems for kiosk and mobile platforms. Prior to joining Stadium Technology Group, Mr. Harmer served as Senior Vice President of Progressive Gaming International Corporation where he oversaw a strategic business unit created to commercialize emerging gaming technologies. Prior to joining Progressive Gaming International Corporation, Mr. Harmer served in various management positions at WMS Gaming Inc. and as Deputy Attorney General in the state of Nevada, Gaming Division, where he was in house counsel to the Nevada Gaming Control Board and Nevada Gaming Commission. Mr. Harmer received his Bachelor of Arts degree in Criminal Justice from the University of Illinois-Chicago and his Juris Doctor degree from Drake University.
Mark Phelan has served as Accel’s Chief Revenue Officer since 2017. Prior to joining Accel in 2017, Mr. Phalen has worked as a Director of Research and Portfolio Manager at SFG Asset Advisors, an investment office. Prior to this experience, Mr. Phelan was the Chief Executive Officer of M22 Capital LLC, a Registered Investment Advisor that managed capital for high net worth individuals, from 2011 to 2013. He also served as a Managing Director of Piper Jaffray & Co., an investment banking platform, from 2004 to 2011. Prior to Piper Jaffray, Mr. Phelan served as the Head of Asian Derivatives Trading at DRW Trading Group. Mr. Phelan received his Bachelor of Arts in English Language and Literature/Letters from the University of Chicago, a Masters of Arts in International Relations and Affairs from the University of Chicago and a Master of Business Administration from the University of Chicago Booth School of Business.
Michael Marino has served as Accel’s Chief Commercial Officer since March 2020. Prior to joining Accel, Mr. Marino most recently served the last three years as Senior Vice President of Marketing and Chief Experience Officer where he managed the end-to-end customer journey including oversight of Caesars Rewards, the gaming industry’s leading loyalty program, partnerships, advertising, brand, digital and online hotel distribution. He also helped expand Caesars’ efforts in sports inclusive of marketing, partnerships and betting. Mr. Marino’s earlier roles at Caesars included oversight of marketing analytics, Vice President and Chief of Staff to the Chairman & CEO and Senior Vice President of loyalty and digital. Prior to Caesars, Mr. Marino worked four years as a management consultant at Bain & Company and five years in a variety of marketing, risk management, strategy and M&A roles at Capital One Financial. Mr. Marino holds a B.S. in Computer Science from the University of Virginia and an MBA from the Darden School of Business at the University of Virginia.
Ryan Hammer has served as Accel’s President of Gaming Operations since March 2020. Prior to joining Accel, Mr. Hammer most recently served as Senior Vice President & General Manager, where he oversaw operations at five Las Vegas resorts. Mr. Hammer began his career with the company in 2003 as an Analytics Manager and since that time has held a number of executive roles of increasing importance in finance, human resources and operations, and across five markets including Chicago, Louisville, Atlantic City, St. Louis and Las Vegas. Mr. Hammer holds a B.S. in Finance from Southern Illinois University, an MBA from Indiana University’s Kelley School of Business, and a J.D. from Indiana University’s Maurer School of Law. He is currently a board member for the Junior Achievement of Southern Nevada.
Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is comprised of Eden Godsoe, Karl Peterson and Kathleen Philips. Other than Mr. Peterson, who served as President and Chief Executive Officer of Pace prior to the consummation of the Business Combination, none of the foregoing individuals has ever served as an officer or employee of the Company. For information required to be disclosed under Item 404(a) of Regulation S-K for Mr. Peterson and Mses. Philips or Godsoe, please see the section entitled “Certain Relationships and Related Party Transactions”.
None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any other entity at which any of our executive officers have served on the board, or the compensation committee, of the Company.
Executive Compensation
Accel’s “named executive officers” for the fiscal years ended December 31, 2020 and December 31, 2019, were Andrew Rubenstein, Chief Executive Officer, Brian Carroll, Chief Financial Officer, and Derek Harmer, General Counsel and Chief Compliance Officer and Chief Compliance Officer (collectively, the “NEOs”).
The following table sets forth the annual base salary and other compensation paid to each of the NEOs for the fiscal years ended December 31, 2020 and December 31, 2019.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)(4)	Total ($)
Andrew Rubenstein	2020	530,962	2,474,818	1,206,196	375,000	13,867	4,600,843
Chief Executive Officer	2019	637,981	1,094,220	—	700,000	10,346	2,442,547
Brian Carroll	2020	238,000	607,557	306,303	119,375	10,900	1,282,135
Chief Financial Officer	2019	268,826	—	—	205,000	12,521	486,347
Derek Harmer	2020	274,765	746,927	373,300	147,620	17,759	1,560,371
General Counsel and Chief Compliance Officer	2019	308,751	—	—	232,500	12,951	554,202
(1)The amounts reported in the “Stock Awards” column represent the grant date fair value of the restricted stock granted to the NEOs during the fiscal years ended December 31, 2020 and December 31, 2019 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Note that the amounts reported in this column reflect the accounting cost for these restricted stock grants and do not correspond to the actual economic value that may be received by the NEOs from the restricted stock.
(2)The amounts reported in the “Option Awards” column represent the grant date fair value of the stock options granted to the NEOs during the fiscal years ended December 31, 2020 and December 31, 2019 as computed in accordance with FASB ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs from the stock options.
(3)The amount reported in the “Nonequity Incentive Plan Compensation” column represents the annual cash bonuses, which were approved by the Accel Board (as defined in “Certain Relationships and Related Transactions”), earned by the NEOs pursuant to the achievement of certain Accel and individual performance objectives.
(4)“Other Compensation” consists of Accel’s matching contributions to the 401(k) Plan or other retirement plan, health insurance premiums, vehicle allowances and travel expenses.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information concerning unexercised stock options and restricted stock unit awards for each of the NEOs outstanding as of December 31, 2020.

		Option Awards				Stock Awards

Name	Grant Date(1)	Number of securities underlying unexercised options (#)		Option Exercise Price($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested($)(6)
		Exercisable	Unexercisable

Andrew Rubenstein	5/9/2016(2)(3)	—	171,885	2.33	8/30/2021	—	—
	2/27/2020(5)	—	165,000	12.25	2/27/2030	—	—
	2/27/2020(5)	—	—	—	—	110,000	1,111,000
	7/13/2020(5)	—	104,000	9.41	7/13/2030	—	—
	7/13/2020(5)	—	—	—	—	119,800	1,209,980

Brian Carroll	5/9/2016(2)(3)	51,566	51,565	2.33	8/30/2021	—	—
	12/12/2017(3)(4)	8,594	8,594	4.07	12/12/2023	—	—
	12/11/2018(2)(3)	8,594	12,891	5.24	12/11/2024	—	—
	2/27/2020(5)	—	54,000	12.25	2/27/2030	—	—
	2/27/2020(5)	—	—	—	—	36,000	363,600
	7/13/2020(5	—	10,000	9.41	7/13/2030	—	—
	7/13/2020(5)	—	—	—	—	17,700	178,770

Derek Harmer	5/9/2016(2)(3)	51,566	51,565	2.33	8/30/2021	—	—
	12/12/2017(3)(4)	13,751	13,750	4.07	12/12/2023	—	—
	12/11/2018(2)(3)	13,751	20,626	5.24	12/11/2024	—	—
	2/27/2020(5	—	63,000	12.25	2/27/2030	—	—
	2/27/2020(5	—	—	—	—	42,000	424,200
	7/13/2020(5)	—	16,000	9.41	7/13/2030	—	—
	7/13/2020(5)	—	—	—	—	24,700	249,470
(1)This table does not include warrants or performance-based shares that the NEOs have received in connection with the consummation of the Business Combination. For additional information, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management”.
(2)Granted under the Accel Entertainment, Inc. 2011 Equity Incentive Plan. The shares subject to the stock option vest over a four-year period, with 25% of the shares vesting on each annual anniversary of the vesting commencement date, subject to continued service with Accel through each vesting date. The options may be exercised for three months after the termination of the grantee’s employment with Accel.
(3)Vesting commenced on the date that is one year after the grant date.
(4)Granted under the Accel Entertainment, Inc. 2016 Equity Incentive Plan. The shares subject to the stock option vest over a five-year period, with 20% of the shares vesting on each annual anniversary of the vesting commencement date, subject to continued service with Accel through each vesting date. The options may be exercised for three months after the termination of the grantee’s employment with Accel.
(5)Granted under the Accel Entertainment, Inc. Long Term Incentive Plan. 1/3 of the shares subject to the option awards or restricted stock unit awards, as applicable, will vest on January 1, 2023, 1/3rd of the underlying shares will vest on January 1, 2024 and the remaining 1/3rd underlying shares will vest on January 1, 2025, in each case, so long as the grantee remains continuously employed or engaged by the Company or an affiliate, as applicable, from the date of grant through each such vesting date.
(6)Represents the product of the maximum number of shares subject to the RSU that have not vested multiplied by the closing price of our common stock on The Nasdaq Stock Market on December 31, 2020, the last trading day of 2020, which was $10.10.
Employment Agreements
Andrew Rubenstein
On January 28, 2013, Accel entered into an employment agreement with Andrew Rubenstein (as amended on April 7, 2017 (with an effective date of December 12, 2016), January 31, 2019 and July 15, 2020). Under the terms of his employment agreement, Mr. Rubenstein is employed as the Chief Executive Officer of Accel, reporting to the Accel Board (as defined in “Certain Relationships and Related Transactions”). Mr. Rubenstein is entitled to receive an annual salary of $750,000 starting July 15, 2020, and, subject to Accel meeting certain performance objectives, is eligible to receive an annual bonus with a target level of 100% of his base salary and earn a number of additional grants of equity-based incentive compensation awards on an annual basis in accordance with our annual grants to similarly situated senior executives. Accel or Mr. Rubenstein may terminate the employment at any time. In the event that Mr. Rubenstein is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended by Accel after the third anniversary of the effective date, and the reason for such non-renewal or extension is not related to a termination for cause, disability or his death, Mr. Rubenstein will be entitled to receive an amount equal to the sum of his two most recent annual base salary and annual bonus payments made to him during the two fiscal years prior to the date of termination and two years of continued COBRA coverage. Under the employment agreement, Mr. Rubenstein is subject to non-competition and non-solicitation restrictions during his employment and for a period of three years thereafter.
Brian Carroll
On March 18, 2014, Accel entered into an employment agreement with Brian Carroll (as amended on November 9, 2017, July 9, 2018 and July 16, 2020). Under the terms of his employment agreement, Mr. Carroll is employed as the Chief Financial Officer of Accel, reporting to the Chief Executive Officer. Mr. Carroll is entitled to receive an annual salary of $350,000, and, subject to discretion of the Accel Board, long-term equity incentives and an annual bonus with a target level of 55% of his base salary. Accel or Mr. Carroll may terminate the employment at any time upon giving prior written notice to the other party. In the event that Mr. Carroll is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended by Accel and the reason for such non-renewal or extension is not related to a termination for cause, disability or his death, Mr. Carroll will be entitled to receive an amount equal to the base salary and target cash bonus he received during the 360 days prior to the date of termination and twelve months of continued COBRA coverage. Under the employment agreement, Mr. Carroll is subject to non-competition and non-solicitation restrictions during his employment and for a period of one year thereafter, respectively.
Derek Harmer
On July 9, 2012, Accel entered into an employment agreement with Derek Harmer (as amended on November 8, 2017, July 9, 2018 and July 16, 2020). Under the terms of his employment agreement, Mr. Harmer is employed as the General Counsel and Chief Compliance Officer of Accel, reporting to the Chief Executive Officer. Mr. Harmer is entitled to receive an annual salary of $400,000, and, subject to discretion of the Accel Board, long-term equity incentives and an annual cash bonus with a target level of 55% of his base salary. Accel or Mr. Harmer may terminate the employment at any time upon prior written notice to the other party. In the event that Mr. Harmer is terminated by Accel for any reason other than cause, death or disability, he resigns for good reason, or the employment agreement is not renewed or otherwise extended and the reason for such non-renewal is not related to a termination for cause, disability or his death, Mr. Harmer will be entitled to receive an amount equal to the base salary and target bonus he received during the 360 days prior to the date of termination. Under the employment agreement, Mr. Harmer is subject to non-competition and non-solicitation restrictions during his employment and for a period of one year thereafter.
Equity Incentive Plans of Accel
Accel Entertainment, Inc. 2011 Equity Incentive Plan
On April 13, 2011, the Accel Board approved the Accel Entertainment, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), which was subsequently approved by the Accel majority stockholders on December 2, 2011. The Accel Board, or a committee thereof appointed by the Accel Board, administered the 2011 Plan and the awards granted under it.
A total of 270,000 shares of Class A common stock, no par value, of Accel (the “Accel Class A Common Stock”) were initially reserved for issuance pursuant to future awards under the 2011 Plan. The 2011 Plan provided for the grant of incentive stock options, which qualify for favorable tax treatment to their recipients under Section 422 of the Code, nonqualified stock options, restricted stock awards, and stock appreciation rights. Such awards could be granted under the 2011 Plan to Accel’s employees, directors and consultants.
Accel Entertainment, Inc. 2016 Equity Incentive Plan
On June 20, 2016, the Accel Board approved the Accel Entertainment, Inc. 2016 Plan (“2016 Plan”), which was subsequently approved by Accel stockholders on December 13, 2016. The Accel Board, or a committee thereof appointed by the Accel Board, administered the 2016 Plan and the awards granted under it.
A total of 305,724 shares of Accel Class A Common Stock were initially reserved for issuance pursuant to future awards under the 2016 Plan.
The 2016 Plan provided for the grant of incentive stock options, which qualified for favorable tax treatment to their recipients under Section 422 of the Code, nonqualified stock options, restricted stock awards, and stock appreciation rights. Such awards could be granted under the 2016 Plan to Accel’s employees, directors and consultants.
In connection with the Business Combination, any vested and unexercised stock options outstanding under the 2011 Plan or the 2016 Plan were cancelled for no consideration and ceased to exist upon the consummation of the Business Combination. In addition, any unvested stock options outstanding under the 2011 Plan or the 2016 Plan were converted into a stock option that will be exercisable for a number of Class A-1 Shares calculated as specified in the Transaction Agreement, in accordance with the vesting schedule as in effect prior to the Business Combination. The total number of stock options subject to such vesting following the Business Combination was 71,467.
Long Term Incentive Plan
On the closing date of the Business Combination, the Accel Entertainment, Inc. Long Term Incentive Plan (the “LTIP”) became effective. The purpose of the LTIP is to enhance the Company and its affiliates’ ability to attract, retain and motivate persons who make important contributions to the Company and its affiliates by providing those individuals with equity ownership opportunities. The LTIP provides for grants of a variety of awards, including, but not limited to: incentive stock options qualified as such under U.S. federal income tax laws, stock options that do not qualify as incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash incentive awards, and other stock-based awards. Officers or employees of the Company or any of its affiliates or any other person who provides services to the Company or any of its affiliates, including directors of the Company, will be eligible for grants under the LTIP. The Company has reserved a total of 6,000,000 Class A-1 Shares for issuance pursuant to the LTIP, subject to certain adjustments set forth therein.

Retirement and Other Benefits
Accel maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including the NEOs. Each participant in the 401(k) plan may elect to defer from 0% to 90% of compensation, subject to limitations under the Internal Revenue Code and Employee Retirement Income Security Act. Accel matches up to 50% of its employees’ contributions to the 401(k) plan, so long as the employee contributes at least 5% of their annual compensation (not including any bonus, severance or legal settlements). Accel does not provide any pension benefits. Accel maintains various other employee benefit plans, including medical, dental and life insurance.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2020 with our management. The audit committee has discussed with its independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written communications from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence. Based on the foregoing, the audit committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
By: The Audit Committee
Kathleen Philips (Chair)
Eden Godsoe
David W. Ruttenberg
The information contained in the “Report of the Audit Committee” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2021, and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Prior to the Business Combination, KPMG LLP served as the independent registered public accounting firm for Pace. In addition, Accel had also engaged KPMG LLP as its independent registered public accounting firm prior to the Business Combination. Accordingly, KPMG LLP has provided auditing and accounting services to both Pace and Accel for the periods prior to and following the Business Combination.
Change of Independent Registered Public Accounting Firm
In 2019, Accel chose not to renew the engagement of RSM US LLP, or RSM, which was then serving as Accel’s auditor. During 2019, KPMG LLP was engaged to perform professional services in conjunction with the transaction between Accel Entertainment, Inc., and TPG Pace Holdings Corp, which included financial statement re-audits of 2018, 2017 and 2016 and auditor assistance with merger activities and associated regulatory filings. KPMG LLP is the independent registered public accounting firm of Accel and performed these financial statement audits in that capacity. The engagement of KPMG LLP was approved by the Audit Committee of the Board of Directors as of November 20, 2019. Fee amounts for all services performed during 2019, including the re-audits and auditor assistance with merger activities and associated regulatory filings, are reflected in the below table.
RSM’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through November 20, 2019, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act, or Regulation S-K, and the related instructions thereto, with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.
The Audit Committee approved the appointment of KPMG LLP as Accel’s new independent registered public accounting firm, effective as of November 20, 2019. During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through November 20, 2019, neither Accel nor anyone acting on its behalf consulted with KPMG LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Registered Public Accounting Firm Fees and Services
Aggregate fees billed to the Company for audit-related services rendered by RSM during 2020 and 2019 are as follows:

	December 31, 2020	December 31, 2019
Audit fees	$—	$—
Audit-related fees	142,000	268,650
Tax fees	—	—
All other fees	—	—
Total	$142,000	$268,650
Aggregate fees billed to the Company for audit services rendered by KPMG LLP for the audits of the Company’s annual financial statements for 2020 and 2019 and other services rendered by KPMG LLP during 2020 and 2019 are as follows:

	December 31, 2020	December 31, 2019(1)
Audit fees	$3,275,400	$6,527,000
Audit-related fees	—	132,882
Tax fees	—	—
All other fees (2)	—	337,667
Total	$3,275,400	$6,997,549
(1)In addition, KPMG LLP acted as independent registered public accounting firm of TPG Pace Holdings Corp., with respect to which audit, audit-related, tax and other fees of $46,000, $670,032, $11,931 and $0 were incurred in fiscal 2019, respectively.
(2)These amounts relate to other permissible services pre-approved by the Audit Committee of the Board of Directors performed in conjunction with the merger.
Audit Committee Pre-Approval Policies and Procedures
Our Audit Committee has adopted policies and procedures for the pre-approval of audit services, internal control-related services and permitted non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All of the services provided by KPMG LLP described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.
Vote Required
Ratification of the appointment of KPMG LLP to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2021 will require the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Recommendation of the Board
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our Class A common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Directors, executive officers, and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of these reports filed by the Company’s officers, directors and shareholders, and written representations from our executive officers and directors that they filed such reports, we believe that our officers, directors, and shareholders complied with all filing requirements under Section 16(a) of the Exchange Act on a timely basis during fiscal year 2020, except that a Form 4 with respect to a grant of restricted stock unit awards and employee stock options to Michael Joseph Marino was filed three days late on March 13, 2020, and a Form 4 with respect to a grant of restricted stock unit awards to Dee Robinson was filed three days late on June 29, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 15, 2021 regarding the beneficial ownership of the Company’s capital stock by:
•each person known to be the beneficial owner of more than 5% of the outstanding Class A-1 Shares;
•each director and named executive officer of the Company; and
•all current executive officers and directors as a group.
The information below is based on an aggregate of 93,379,508 Class A-1 Shares issued and outstanding as of March 15, 2021. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by the individuals below:

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
5% Stockholders:
Clairvest (2)	16,898,868	18.10%
The Rubenstein Family (3)	14,839,386	15.86%
Fairview Capital Management, LLC(4)	6,647,187	7.12%
Lightstreet Capital Management, LLC(5)	4,738,978	5.07%
Executive Officers and Directors:
Andrew Rubenstein (6)	8,718,364	9.32%
Karl Peterson(7)	3,202,336	3.43%
Brian Carroll (8)	387,971	*
Derek Harmer (9)	292,591	*
Gordon Rubenstein (10)	3,045,088	3.26%
Kathleen Philips	40,000	*
Dee Robinson	—	*
David W. Ruttenberg (11)	1,816,527	1.95%
Ken Rotman (12)	—	*
Eden Godsoe	—	*
Michael Marino	—	*
Mark Phelan (13)	92,000	*
Ryan Hammer	—	*
All executive officers and directors as a group (13 persons)	17,594,877	18.76%
*Less than 1 percent.
(1)Unless otherwise noted, the business address of each of the persons and entities listed above is 140 Tower Drive, Burr Ridge, IL 60527.
(2)Includes shares beneficially owned by Clairvest Equity Partners V-A Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership. The address of each of the foregoing is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.

(3)Includes shares beneficially owned by Andrew Rubenstein, Gordon Rubenstein, Jeffrey C. Rubenstein, NFS LLC IRA FBO Jeffrey C. Rubenstein and Jeffrey C. Rubenstein, as trustee, or his successors in trust, of the Susan Rubenstein Family Trust.
(4)Based solely on information contained in a Schedule 13G filed with the SEC by Fairview Capital Investment Management, LLC on February 16, 2021. Of the shares beneficially owned, Fairview Capital Investment Management, LLC reported that it had sole voting and dispositive power with respect to 0 shares, and shared voting and dispositive power with respect to 6,647,187 shares. The address for Fairview Capital Investment Management, LLC is 300 Drakes Landing Road, Suite 250, Greenbrae, CA 94904.
(5)Based solely on information contained in a Schedule 13G filed with the SEC by Lightstreet Capital Management, LLC on February 16, 2021. The amount of shares held consists of 1) 4,250,000 shares held for the account of Light Street Mercury Master Fund, L.P. ("Mercury"), and 2) 488,978 shares held for the account of Light Street Tungsten Master Fund, L.P., an exempted limited partnership in the Cayman Islands ("Tungsten"). Of the shares beneficially owned, Mercury, an exempted limited partnership in the Cayman Islands, and Tungsten, an exempted limited partnership in the Cayman Islands. Light Street Capital Management, LLC ("LCSM") serves as investment adviser and general partner to each of Mercury and Tungsten, and, in such capacities, exercises voting and investment power over the Shares held in the accounts for each of Mercury and Tungsten. Mr. Kacher is the Chief Investment Officer of LSCM. The address of the principal business office of each of the Reporting Persons is 525 University Avenue, Suite 300, Palo Alto, CA 94301.
(6)Includes 4,286,146 shares beneficially owned by Mr. Rubenstein through Harry R, LLC, and 171,885 shares subject to options that are exercisable within 60 days of March 15, 2021.
(7)Includes 3,202,336 shares beneficially owned by Mr. Peterson through Peterson Capital Partners, L.P. Peterson Capital Partners, L.P.'s address if 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(8)Includes 120,319 shares subject to options that are exercisable within 60 days of March 15, 2021.
(9)Includes 130,633 shares subject to options that are exercisable within 60 days of March 15, 2021.
(10)Includes shares beneficially owned by Mr. Rubenstein through Fund Indy LLC, The PrivateBank & Trust Company, as Custodian of the Gordon Rubenstein SEP RIA, and Gordon S. Rubenstein and Krista M. Ramonas Joint Revocable Trust.
(11)Includes shares beneficially owned by Mr. Ruttenberg, solely as trustee, or his successors in trust, of the David W. Ruttenberg Revocable Trust, as now or hereafter amended, and trough Crilly Court Trust and Grant Place Fund LLC.
(12)The address of Mr. Rotman is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.
(13)Includes 9,169 shares subject to options that are exercisable within 60 days of March 15, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as described in “Executive Compensation” the following is a summary of transactions since January 1, 2020 to which Accel has been a participant, in which:
•the amount involved exceeded or will exceed $120,000; and
•any of its directors, executive officers, or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.”
Indemnification Agreements
We have entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides that, subject to limited exceptions, and among other things, Accel will indemnify the director or officer to the fullest extent not prohibited by the provisions of its bylaws and the DGCL for claims arising in his or her capacity as our director or officer.
Review, Approval or Ratification of Transactions with Related Persons
The Accel Board adopted a written related party transactions policy and charters of its Audit Committee and Nominating and Governance Committee that require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by Accel’s Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by Accel’s Nominating and Governance Committee.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder of our Company wishes to have included in the proxy statement in connection with our 2022 Annual Meeting of Stockholders must be submitted to us no later than November 24, 2021.
In accordance with our current bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending December 31, 2021 but not submitted for inclusion in the proxy statement for our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8, must be received by us no earlier than January 5, 2022 and no later than February 4, 2022, unless we change the date of our 2022 annual meeting more than 30 days before or more than 60 days after May 6, 2021, in which case stockholder proposals must be received by us not later than the later of the 90th day prior to the date of the 2022 annual meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. All stockholder proposals must include the specified information described in our bylaws and follow the procedures outlined in Rule 14a-8 under the Exchange Act.
Proposals and other items of business should be directed to the attention of the General Counsel and Chief Compliance Officer at our principal executive offices, 140 Tower Drive, Burr Ridge, Illinois 60527.

OTHER MATTERS
We know of no other matters to be submitted at the meeting other than those previously mentioned. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.
Dated: March 24, 2021

ACCEL ENTERTAINMENT, INC.
140 TOWER DRIVE
BURR RIDGE, IL 60527

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACEL2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39985-P52056

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCEL ENTERTAINMENT, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gordon Rubenstein
02) David W. Ruttenberg

The Board of Directors recommends you vote FOR Proposal 2:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

D39986-P52056

ACCEL ENTERTAINMENT, INC.
Annual Meeting of Shareholders
May 5, 2021 1 PM Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Andrew Rubenstein and Derek Harmer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A-1 Common Stock of ACCEL ENTERTAINMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1 PM, Central Time May 5, 2021, virtually at www.virtualshareholdermeeting.com/ACEL2021.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side